Exhibit 99.1

LUMINEX CORPORATION REPORTS THIRD QUARTER 2016 RESULTS; RAISES FULL YEAR GUIDANCE

AUSTIN, Texas (October 31, 2016) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the third quarter ended September 30, 2016. Financial and operating highlights include the following:

•	Consolidated third quarter revenue of $71.2 million, an 18% increase compared to the third quarter of 2015.

•	In the third quarter, Nanosphere contributed revenue of $7.4 million, growth of more than 50% over year-ago period.

•
GAAP net income for the third quarter was $2.8 million, or $0.06 per diluted share. Non-GAAP net income for the third quarter was $9.1 million, or $0.21 per diluted share (see Non-GAAP reconciliation).

•	In August, we received FDA clearance for the ARIES® Flu A/B & RSV assay as well as Emergency Use Authorization for the xMAP® MultiFLEX™ Zika RNA Assay.

•
Appointed Tadd S. Lazarus, MD to the position of senior vice president and chief medical officer effective October 31, 2016. Previously, Dr. Lazarus served as chief medical officer at Qiagen, Inc. and chief medical officer and vice president of clinical affairs at Gen-Probe Inc. (now Hologic).

“We are pleased to report another quarter of record revenue, driven by our molecular business, which now includes Nanosphere. We are encouraged by Nanosphere’s momentum, especially considering that integration, training and cross-selling initiatives are in the early stages. Leveraging its leadership position in molecular testing, Luminex is expanding its product offerings and is now the only company able to provide low and high plex, targeted and syndromic molecular testing solutions to microbiology and molecular diagnostic labs,” said Homi Shamir, President and Chief Executive Officer of Luminex. “In addition, our partner business continues to perform at a high level, and should generate over 10% growth in 2016. In summary, we have made excellent progress so far this year and look forward to finishing 2016 strongly. We continue to execute on key programs and are well-positioned to achieve our goals of accelerating revenue, profitability and cash flow over the next few years.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2016	2015	($)	(%)
	(unaudited)

System sales	$10,494	$9,622	$872	9%
Consumable sales	12,305	10,940	1,365	12%
Royalty revenue	11,068	10,249	819	8%
Assay revenue	32,443	24,639	7,804	32%
All other revenue	4,911	5,151	(240)	(5)%
	$71,221	$60,601	$10,620	18%

	Nine Months Ended
	September 30,		Variance
	2016	2015	($)	(%)
	(unaudited)

System sales	$27,805	$22,129	$5,676	26%
Consumable sales	37,489	32,714	4,775	15%
Royalty revenue	33,888	32,024	1,864	6%
Assay revenue	85,367	74,323	11,044	15%
All other revenue	13,819	16,069	(2,250)	(14)%
	$198,368	$177,259	$21,109	12%

Additional Highlights:

•	Infectious disease assay sales were approximately 78% of total assay sales for the second quarter and genetic testing assays were 22%.

•	294 multiplexing analyzers were shipped during the quarter; included in this figure is a combination of MAGPIX® systems, LX systems, FLEXMAP 3D® systems.

FINANCIAL OUTLOOK AND GUIDANCE

The Company raises its 2016 annual revenue guidance range to between $267 million and $270 million. This revised full-year revenue guidance factors in a contribution from Nanosphere of between $7.5 million and $8.5 million in the fourth quarter of 2016.

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CDT / 4:30 p.m. EDT, Monday, October 31, 2016 to discuss the operating highlights and financial results for the third quarter ended September 30, 2016. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; the development progress of our pipeline products, including ARIES® and NxTAG® products, market acceptance of our products, including instruments, consumables and assays, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders; and, projected 2016 performance, including revenue guidance, including the revenue contribution from our recently completed acquisition of Nanosphere, Inc. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology in development, including ARIES® and NxTAG products, the uncertainty relating to increased focus on direct sales to the end user, dependence on strategic partners for development, commercialization and distribution of products, concentration of Luminex’ revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’ technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges, the timing of and process for regulatory approvals, the impact of the ongoing uncertainty in global finance markets and changes in governmental funding, including its effects on the capital spending policies of Luminex’ partners and end users and their ability to finance purchases of Luminex’ products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, fluctuations in bulk purchases of consumables, fluctuations in product mix, and the seasonal nature of some of Luminex’ assay products, Luminex’ ability to obtain and enforce intellectual property protections on Luminex’ products and technologies, risks and uncertainties associated with implementing Luminex’ acquisition strategy, including Luminex’ ability to obtain financing, Luminex’ ability to integrate acquired companies or selected assets into Luminex’ consolidated business operations, and the ability to recognize the benefits of Luminex’ acquisitions, reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, changes in principal members of Luminex’ management staff, potential shortages, or increases in costs, of components or other disruptions to Luminex’ manufacturing operations, competition and competitive technologies utilized by Luminex’ competitors, Luminex’ ability to successfully launch new products in a timely manner, Luminex’ increasing dependency on information technology to enable Luminex to improve the effectiveness of Luminex’ operations and to monitor financial accuracy and efficiency, the implementation, including any modification, of Luminex’ strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex, and risks relating to Luminex’ foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; the burden of monitoring and complying with foreign and international laws and treaties; and the burden of complying with and change in international taxation policies, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2016 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$84,145	$128,546
Short-term investments	—	11,988
Accounts receivable, net	29,962	28,853
Inventories, net	41,455	31,252
Prepaids and other	9,294	8,887
Total current assets	164,856	209,526
Property and equipment, net	55,461	47,796
Intangible assets, net	88,370	52,482
Deferred income taxes	42,208	31,821
Long-term investments	—	7,459
Goodwill	83,898	49,619
Other	6,335	3,853
Total assets	$441,128	$402,556

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,881	$7,868
Accrued liabilities	16,115	15,152
Deferred revenue	5,601	4,212
Total current liabilities	31,597	27,232
Deferred revenue	1,864	2,064
Other	4,902	4,724
Total liabilities	38,363	34,020
Stockholders' equity:
Common stock	43	42
Additional paid-in capital	331,474	321,657
Accumulated other comprehensive loss	(966)	(1,296)
Retained earnings	72,214	48,133
Total stockholders' equity	402,765	368,536
Total liabilities and stockholders' equity	$441,128	$402,556

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Revenue	$71,221	$60,601	$198,368	$177,259
Cost of revenue	25,556	18,789	62,976	51,958
Gross profit	45,665	41,812	135,392	125,301
Operating expenses:
Research and development	12,762	10,093	35,324	31,748
Selling, general and administrative	26,393	21,236	70,942	61,740
Amortization of acquired intangible assets	2,482	777	5,797	2,455
Total operating expenses	41,637	32,106	112,063	95,943
Income from operations	4,028	9,706	23,329	29,358
Other income, net	30	13	(1,395)	964
Settlement of litigation	—	—	—	(7,300)
Income before income taxes	4,058	9,719	21,934	23,022
Income tax expense	(1,307)	(3,317)	(4,760)	(6,538)
Net income	$2,751	$6,402	$17,174	$16,484
Net income per share, basic	$0.06	$0.15	$0.4	$0.39
Shares used in computing net income per share, basic	42,683	42,152	42,522	42,041
Net income per share, diluted	$0.06	$0.15	$0.4	$0.39
Shares used in computing net income per share, diluted	43,136	42,556	42,929	42,354

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$2,751	$6,402	$17,174	$16,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,913	3,411	14,401	9,733
Stock-based compensation	3,526	3,099	8,181	7,768
Deferred income tax expense	1,540	176	4,471	6,207
Excess income tax expense from employee stock-based awards	—	14	—	1,005
Loss (gain) on sale or disposal of assets	87	(62)	128	(743)
Other	(799)	(25)	(870)	(128)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,118)	(3,985)	3,555	2,101
Inventories, net	(2,125)	3,364	(6,165)	7,414
Other assets	(902)	764	(230)	(1,629)
Accounts payable	(1,674)	1,238	1,050	(2,536)
Accrued liabilities	(428)	(3,452)	(6,602)	(1,485)
Deferred revenue	112	(36)	733	(212)
Net cash provided by operating activities	4,883	10,908	35,826	43,979
Cash flows from investing activities:
Sales and maturities of available-for-sale securities	—	—	19,491	—
Purchase of property and equipment	(2,675)	(2,731)	(8,394)	(15,299)
Proceeds from sale of assets	42	—	45	893
Business acquisition consideration, net of cash acquired	(1,196)	—	(68,098)	—
Purchase of cost method investment	(500)	—	(500)	—
Acquired technology rights	—	(650)	(200)	(852)
Net cash used in investing activities	(4,329)	(3,381)	(57,656)	(15,258)
Cash flows from financing activities:
Payments on debt	—	—	(25,000)	—
Proceeds from employee stock plans and issuance of common stock	1,799	977	3,561	1,690
Shares surrendered for tax withholding	(13)	(14)	(1,497)	(1,593)
Excess income tax (benefit) expense from employee stock-based awards	—	(14)	—	(1,005)
Net cash provided by (used in) financing activities	1,786	949	(22,936)	(908)
Effect of foreign currency exchange rate on cash	87	13	365	46
Change in cash and cash equivalents	2,427	8,489	(44,401)	27,859
Cash and cash equivalents, beginning of period	81,718	111,064	128,546	91,694
Cash and cash equivalents, end of period	$84,145	$119,553	$84,145	$119,553

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Income from operations	$4,028	$9,706	$23,329	$29,358
Stock-based compensation	3,526	3,099	8,181	7,768
Amortization of acquired intangible assets	2,482	777	5,797	2,455
Costs associated with legal proceedings	—	10	—	630
Acquisition costs	479	—	2,487	—
Severance costs	126	90	940	284
Adjusted income from operations	$10,641	$13,682	$40,734	$40,495
Other income, net	30	13	(1,395)	964
Gain on sale of cost method equity investment	—	—	—	(892)
Acquisition costs	—	—	1,500	—
Income tax expense	(1,307)	(3,317)	(4,760)	(6,538)
Income tax effect of above adjusting items	(305)	(1,115)	(721)	(3,588)
Adjusted net income	$9,059	$9,263	$35,358	$30,441
Adjusted net income per share, basic	$0.21	$0.22	$0.83	$0.72
Shares used in computing adjusted net income per share, basic	42,683	42,152	42,522	42,041
Adjusted net income per share, diluted	$0.21	$0.22	$0.82	$0.72
Shares used in computing adjusted net income per share, diluted	43,136	42,556	42,929	42,354

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings, which are unpredictable and can vary significantly from period to period and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.